Exhibit 99.1

Lawson Software Reaffirms Prior Guidance for Revenue and Non-GAAP EPS Results for the Fourth Quarter of Fiscal 2010 and Updates GAAP EPS Guidance for Planned Restructuring Charge

ST. PAUL, Minn.--(BUSINESS WIRE)--May 27, 2010--Lawson Software, Inc. (Nasdaq:LWSN) today reaffirmed its prior guidance for total revenues and non-GAAP EPS provided on April 7, 2010 for its fourth fiscal quarter, ending May 31, 2010 and updated GAAP EPS guidance for a planned restructuring charge.

For the fourth quarter of fiscal 2010, Lawson estimates total revenues in the range of $194 million to $198 million. Non-GAAP total revenues are expected to be in the range of $196 million to $200 million, including approximately $2 million of revenues impacted by purchase accounting adjustments. Non-GAAP EPS is forecasted to be in the range of $0.10 to $0.12, excluding approximately $10 million of pre-tax adjustments for amortization expense, non-cash stock-based compensation expense, non-cash interest expense and a one-time gain related to the modification of a defined benefit pension plan and also excluding the impact of the restructuring charge discussed below. The non-GAAP effective tax rate for the fourth quarter is estimated at 37 percent. Guidance for the fourth fiscal quarter is updated to include an estimated impact of foreign exchange rates through May 16.

Lawson anticipates taking a pre-tax restructuring charge in the range of $5 to $7 million relating to a plan to restructure its workforce primarily in the company’s M3 operations in Europe, the United States and Manila. The majority of the restructuring charge is anticipated to be recorded in the fiscal fourth quarter, which will impact GAAP EPS. The company anticipates recording the remaining charges in the first quarter of its fiscal year 2011 in the period ending Aug. 31, 2010.

As part of the Company’s strategic planning and fiscal year 2011 budgeting process during its fourth quarter, management determined the need to consolidate and reduce positions in its M3 operations overall. This action and the timing of this action have been planned since early May and is not a reaction to any recent shareholder events.

The exact number of positions in each country to be impacted has not been fully identified at this time, preventing Lawson from calculating the tax effect and EPS impact of the restructuring. However, Lawson expects the workforce reduction will impact 150 to 200 positions, or less than 5 percent of the company’s employees. Lawson also plans to continue to invest in its strategic S3 and M3 growth verticals and expects planned personnel increases in these areas to approximately offset the workforce reduction by May 31, 2011.

About Lawson Software

Lawson Software provides software and service solutions to 4,500 customers in equipment service management and rental, fashion, food & beverage, healthcare, manufacturing & distribution, public sector (United States), service industries, and strategic human capital management across 40 countries. Lawson Software is a global provider of enterprise software, services and support to customers primarily in three sectors: services, trade and manufacturing/distribution. Lawson’s solutions include Enterprise Performance Management, Human Capital Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com. For Lawson’s listing on the Third North exchange in Sweden, Remium AB is acting as the Certified Adviser.

Forward-Looking Statements

This press release contains forward-looking statements about Lawson’s expectations for the fourth quarter of fiscal 2010 which are inherently uncertain, including statement describing Lawson’s anticipated revenues, non-GAAP EPS, and GAAP EPS for the fourth quarter of fiscal 2010 and the estimated amount of the restructuring charge and annualized cost savings. As with other software companies, a substantial portion of Lawson’s sales occur in the final weeks of the fiscal quarter, making any statement regarding expectations for the quarter subject to a high level of uncertainty and risk. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: adverse market or economic events that may cause customers and prospects to delay or cancel plans to purchase our products or services in the quarter; actions of competitors that may alter anticipated sales to potential customers; adverse business developments at our potential customers that defer or eliminate their ability to purchase our products and services; uncertainties regarding the ability of the company to accomplish the restructuring within the anticipated costs and to achieve the anticipated annual cost savings due to the restructuring; general uncertainties in software demand; uncertainties as to when and whether the conditions for the recognition of revenue on new license agreements in the quarter and deferred revenue will be satisfied; increased competition; general economic conditions; the potential adverse impact of foreign currency exchange rate fluctuations; continuation of the global economic weakness, particularly in Europe; continuation of restricted credit availability and potential adverse developments in the sovereign debt market; the outcome of pending and threatened litigation; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company's targeted industries and other risk factors listed in the company's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Lawson Software reports non-GAAP financial results including non-GAAP net income (loss) and non-GAAP net income (loss) per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance and an alternative perspective of our results of operations. Our primary non-GAAP adjustments are described in detail below. We use these non-GAAP measures to assess our operating performance, to develop budgets, to serve as a measurement for incentive compensation awards and to manage expenditures. Presentation of these non-GAAP measures allows investors to review our results of operations from the same perspective as management and our Board of Directors. Lawson has historically reported similar non-GAAP financial measures to provide investors an enhanced understanding of our operations, facilitate investors’ analysis and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe that the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze software companies including those that have recently made significant acquisitions.

The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for each period presented, which are attached to this release.

Our primary non-GAAP reconciling items are as follows:

Purchase accounting impact on revenue - Lawson's non-GAAP financial results include pro forma adjustments for deferred maintenance and consulting revenues that we would have recognized under GAAP but for the related purchase accounting. The deferred revenue for maintenance and consulting on the acquired entity’s balance sheet, at the time of the acquisition, was eliminated from GAAP results as part of the purchase accounting for the acquisition. As a result, our GAAP results do not, in management’s view, reflect all of our maintenance and consulting activity. We believe the inclusion of the pro forma revenue adjustment provides investors a helpful alternative view of Lawson’s maintenance and consulting operations.

Amortization of purchased maintenance contracts – We have excluded amortization of purchased maintenance contracts from our non-GAAP results. The purchase price related to these contracts is being amortized based upon the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the contracts. We believe that the exclusion of the amortization expense related to the purchased maintenance contracts provides investors an enhanced understanding of our results of operations.

Stock-based compensation - Expense related to stock-based compensation has been excluded from our non-GAAP results of operations. These charges consist of the estimated fair value of share-based awards including stock option, restricted stock, restricted stock units and share purchases under our employee stock purchase plan. While the charges for stock-based compensation are of a recurring nature, as we grant stock-based awards to attract and retain quality employees and as an incentive to help achieve financial and other corporate goals, we exclude them from our results of operation in assessing our operating performance. These charges are typically non-cash and are often the result of complex calculations using an option pricing model that estimates stock-based awards’ fair value based on factors such as volatility and risk-free interest rates that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in our operating plans. In addition, we believe the exclusion of these charges facilitates comparisons of our operating results with those of our competitors who may have different policies regarding the use of stock-based awards.

Transaction and integration expenses – We have incurred various transaction and integration related expenses as part of our acquisitions. These transaction costs and costs of integrating the operations of acquired businesses and Lawson are incremental to our historical costs and were charged to GAAP results of operations in the periods incurred. We do not consider these costs in our assessment of our operating performance. While these costs are not recurring with respect to our past acquisitions, we may incur similar costs in the future if we pursue other acquisitions. We believe that the exclusion of the non-recurring acquisition related transaction and integration costs provide investors an appropriate alternative view of our results of operations and facilitates comparisons of our results period-over-period.

Pre-merger claims reserve adjustment – We have excluded the adjustment to our pre-merger claims reserve from our non-GAAP results. As part of the purchase accounting relating to the Intentia transaction, we established a reserve for Intentia customer claims and disputes that arose before the acquisition which were originally recorded to goodwill. As we are outside the period in which adjustments to such purchase accounting is allowed, adjustments to the reserve are recorded in our general and administrative expenses under GAAP. We do not consider the adjustments to this reserve established under purchase accounting in our assessment of our operating performance. Further, since the original reserve was established in purchase accounting, the original charge was not reflected in our operating statement. We believe that the exclusion of the pre-merger claims reserve adjustment provides investors an appropriate alternative view of our results of operations and facilitates comparisons of our results period-over-period.

Restructuring - We have recorded various restructuring charges related to actions taken to reduce our cost structure to enhance operating effectiveness and improve profitability and to eliminate certain redundancies in connection with acquisitions. These restructuring activities impacted different functional areas of our operations in different locations and were undertaken to meet specific business objectives in light of the facts and circumstances at the time of each restructuring event. These charges include costs related to severance and other termination benefits as well as costs to exit leased facilities. These restructuring charges are excluded from management’s assessment of our operating performance. We believe that the exclusion of the non-recurring restructuring charges provide investors an enhanced view of the cost structure of our operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.

Amortization – We have excluded amortization of acquisition-related intangible assets including purchased technology, client lists, customer relationships, trademarks, order backlog and non-compete agreements from our non-GAAP results. The fair value of the intangible assets, which was allocated to these assets through purchase accounting, is amortized using accelerated or straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the applicable assets. While these non-cash amortization charges are recurring in nature and the underlying assets benefit our operations, this amortization expense can fluctuate significantly based on the nature, timing and size of our past acquisitions and may be affected by any future acquisitions. This makes comparisons of our current and historic operating performance difficult. Therefore, we exclude such accounting expenses when analyzing the results of all our operations including those of acquired entities. We believe that the exclusion of the amortization expense of acquisition-related intangible assets provides investors useful information facilitating comparison of our results period-over-period and with other companies in the software industry as they each have their own acquisition histories and related adjustments.

Incremental non-cash interest related to convertible debt - We have excluded the incremental non-cash interest expense related to our $240.0 million in 2.5% senior convertible notes that we are required to recognize under accounting guidance for convertible debt securities from our non-GAAP results of operations for all periods presented, including a retrospective restatement of GAAP results upon our adoption of accounting guidance for convertible debt securities on June 1, 2009. This accounting guidance requires us to recognize significant additional non-cash interest expense based on the market rate for similar debt instruments that do not contain a comparable conversion feature. We have allocated a portion of the proceeds from the issuance of the senior notes to the embedded conversion feature resulting in a discount on our senior notes. The debt discount is being amortized as additional non-cash interest expense over the term of the notes using the effective interest method. These non-cash interest charges are not included in our operating plans and are not included in management’s assessment of our operating performance. We believe that the exclusion of the non-cash interest charges provides a useful alternative for investors to evaluate the cost structure of our operations in a manner consistent with our internal evaluation of our cost structure.

CONTACT:
Lawson Software
Media:
Joe Thornton, +1-651-767-6154
joe.thornton@us.lawson.com
or
Investors and Analysts:
Barbara Doyle, +1-651-767-4385
investor@lawson.com